EXHIBIT 21.1
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                      SUBSIDIARIES OF MEDINEX SYSTEMS, INC.



             Subsidiary                                Jurisdiction
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Maxus (Nova Scotia) Company                         Nova Scotia, Canada

Maxus Holdings, Inc.                                  Ontario, Canada

901133 Alberta Ltd.                                   Alberta, Canada

Triple-Too Communications, Inc.                       Alberta, Canada

Maxus Technology, Inc.                                Alberta, Canada

MAXUS Technology, S. DE R.L. DE C.V.                      Mexico

Maxus Technology, Inc.                                  California